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                                                     Exhibit 99.1

            July 19, 2004                                  Steven F. Nicola
                                                     Chief Financial Officer,
                                                     Secretary & Treasurer
                                                     412:442-8262



                       MATTHEWS INTERNATIONAL CORPORATION
                           ACQUIRES CLOVERLEAF GROUP



PITTSBURGH, PA, JULY 19, 2004 -- Matthews International Corporation (NASDAQ
NMS: MATW) today announced the purchase of Cloverleaf Group ("Cloverleaf"), a provider of merchandising solutions. Cloverleaf was formed by the recent merger of iDL, Inc., which is a merchandising solutions company headquartered near Pittsburgh, PA, and Big Red Rooster, which is a marketing and design services organization located in Columbus, OH. The acquisition is designed to expand Matthews' products and services into the merchandising solutions market.

David M. Kelly, President and Chief Executive Officer of Matthews, stated, "iDL has an excellent reputation for providing high quality merchandising display systems and solutions. We believe the combination of the marketing research, strategy and design capabilities of Big Red Rooster with iDL provides a unique opportunity for success in this industry. These capabilities may also lead to more opportunities for growth in our existing graphics business."

Mr. Kelly further commented, "Both iDL and Big Red Rooster have dedicated employees who are highly experienced in this industry. We are excited about the opportunity to work with them."

Ralph W. Murray, Chairman and CEO of iDL, said, "By becoming part of Matthews, we see the opportunity to accelerate our growth. Matthews' acquisition expertise and access to capital should help us achieve our growth potential."

Martin J. Beck, President and CEO of Big Red Rooster, stated, "We are looking forward to building additional services that will support our growing list of valued clients. Our near-term expectations with this acquisition are the ability for expansion into new markets and continued growth in sales and profitability.

Cloverleaf reported revenues of approximately $60 million in 2003. Cloverleaf has approximately 450 employees and has operations in the Pittsburgh area; Columbus; Portland, OR; Chicago, IL; and Dallas, TX. Cloverleaf's existing customer base includes several Fortune 500 companies. The Company intends to continue to use the brand names of both iDL and Big Red Rooster.

Parker/Hunter Incorporated acted as financial advisor to Matthews and assisted in the negotiations in connection with this transaction.


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Matthews International Corporation, headquartered in Pittsburgh,
Pennsylvania, is a designer, manufacturer and marketer of memorialization products, caskets and cremation equipment for the cemetery and funeral home industries; merchandising solutions; and custom made products which are used to identify people, places, products and events. The Company's products and services include cast bronze memorials and other memorialization products; caskets; merchandising display systems; marketing and design services; cast and etched architectural products; cremators and cremation-related products; mausoleums; printing plates, pre-press services, and imaging systems for the corrugated and flexible packaging industries; and marking equipment and consumables for identifying various consumer and industrial products, components and containers.

Any forward-looking statements contained in this release are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include economic, competitive, and technological factors beyond the Company's control.